UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2018

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700

001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreements

On April 25, 2018, Comcast Corporation (“Comcast”) entered into (i) a term loan credit agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners (the “Term Loan Credit Agreement”), and (ii) a 364 day bridge loan credit agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners (the “Bridge Loan Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”). The Credit Agreements were entered into in connection with the all-cash offer for the entire issued and to be issued share capital of Sky plc (“Sky”), described below in Item 8.01, and the proceeds of the loans under both Credit Agreements are intended to be used for the purposes of financing such transactions.

The Term Loan Credit Agreement provides for a £7 billion unsecured term loan credit facility (the “Term Loan Facility”) to Comcast. The Term Loan Facility is comprised of (i) a 3-year tranche in the aggregate principal amount of £3 billion, which will mature on the date that is 3 years after the date of the initial borrowing of the 3-year tranche of the Term Loan Facility and (ii) a 5-year tranche in the aggregate principal amount of £4 billion, which will mature on the date that is 5 years after the date of the initial borrowing of the 5-year tranche of the Term Loan Facility. Loans under the Term Loan Credit Agreement may be borrowed in pounds sterling or U.S. dollars at Comcast’s option. The Bridge Loan Credit Agreement provides for a £16 billion unsecured bridge loan credit facility (the “Bridge Loan Facility”) to Comcast for 364 days after the initial borrowing. The commitments under the Credit Agreements will remain in effect until the earlier of September 30, 2019 or the date on which certain termination events customary for U.K. public acquisition financings, including any withdrawal by Comcast of its offer for Sky, occur. Loans under the 5-year tranche of the Term Loan Facility will amortize at an annual rate of (i) 8.0% during the fourth year of the Term Loan Facility and (ii) 12.0% during the fifth year of the Term Loan Facility. Amortization payments are not required for loans under the 3-year tranche of the Term Loan Facility or under the Bridge Loan Facility. The Term Loan Facility and the Bridge Loan Facility are each guaranteed by Comcast Cable Communications, LLC and NBCUniversal Media, LLC (the “Guarantors”).

Subject to receipt of commitments from new or existing lenders and subject to other customary conditions, Comcast may increase the commitments under the Bridge Loan Facility, so long as there is no event of default continuing under the Bridge Loan Credit Agreement after giving effect to such increase. At this time, Comcast has not borrowed any funds under either of the Credit Agreements. Under the Term Loan Facility, interest is based on either (i) the base rate formula or (ii) the Eurodollar rate formula. Under the Bridge Loan Facility, interest is based on the Eurodollar rate formula.

The Credit Agreements contain customary representations and warranties as well as customary affirmative and negative covenants and events of default. Negative covenants include, among others, limitations on incurrence of liens by Comcast and certain of its subsidiaries and limitations on incurrence of indebtedness by certain of Comcast’s subsidiaries (other than the Guarantors), and a requirement that the leverage ratio (as defined in each of the Credit Agreements) as of the end of any fiscal quarter is not greater than 5.75 to 1.00. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreements may be declared immediately due and payable and the commitments may be terminated, but in each case subject to further customary “certain funds” limitations during the applicable period.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreements and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Comcast and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description above is a summary and is qualified in its entirety by the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this report and the Bridge Loan Credit Agreement, which is filed as Exhibit 10.2 to this report and each are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 and included under the heading “Credit Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On April 25, 2018, Comcast announced pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “City Code”) a pre-conditional all-cash firm offer for the entire issued and to be issued share capital of Sky (the “UK Announcement”). Pursuant to the offer, Sky shareholders will be entitled to receive £12.50 in cash for each Sky share (implying a value of approximately £22 billion, or $31 billion using the exchange rate at the time of the offer), plus any final dividend in respect of the Sky fiscal year ended June 30, 2018 up to an amount of £0.218 per Sky share which is declared and paid prior to the Effective Date (as defined in the UK Announcement) (the “Final Dividend”). Comcast reserves the right to reduce the price of £12.50 per Sky share by: (i) some or all of any amount of the Final Dividend which is in excess of £0.218; and (ii) some or all of the amount of any other dividend (or other distribution or return of capital) which is announced, declared, paid or becomes payable by Sky to Sky shareholders on or after the date of the UK Announcement and prior to the date on which Comcast is entered into the register of members of Sky following the Effective Date.

It is intended that the acquisition will be implemented by way of a takeover offer under Part 28 of the UK Companies Act 2006 and under the City Code. The acquisition is subject to the satisfaction (or waiver, where applicable) of certain conditions, including receipt of antitrust and regulatory approvals and Comcast securing valid acceptances of the offer in respect of Sky shares which, taken together with all other Sky shares that Comcast (and/or its nominee(s)) has acquired or agreed to acquire (whether pursuant to the offer or otherwise), carry more than 50% of the voting rights then normally exercisable at a general meeting of Sky. The pre-conditions and the conditions to the acquisition are set forth in the UK Announcement.

In conjunction with the UK Announcement, Comcast issued a US press release relating to the offer for Sky (the “US Press Release”).

The foregoing summary of the UK Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the UK Announcement. The US Press Release and the UK Announcement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Term Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, dated April 25, 2018.

10.2	364-day Bridge Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners, dated April 25, 2018.

99.1	US Press Release relating to a cash offer for Sky by Comcast, dated April 25, 2018.

99.2	UK Announcement of a cash offer for Sky by Comcast, dated April 25, 2018.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information included in this document may contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Comcast, NBCUniversal Media, LLC (“NBCUniversal”) and Sky and their respective associated companies will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this document may relate to the financial position, business strategy, plans and objectives of management for future operations of Comcast, NBCUniversal and Sky and their respective associated companies, and other statements other than historical facts. In some cases, these forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “intends”, “may”, “will” or “should” or their negatives or other variations or comparable terminology. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. If any one or more of these risks or uncertainties materializes or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors. Neither Comcast, NBCUniversal nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. Given these risks and uncertainties, you should not place any reliance on forward looking statements, which speak only as of the date of the relevant document. Each of Comcast and NBCUniversal expressly disclaims any obligation or undertaking to update or revise any forward-looking statement (except to the extent legally required).

Unless expressly stated otherwise, no statement contained or referred to in this document is intended to be a profit forecast or profit estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	April 25, 2018	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

Date:	April 25, 2018	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, dated April 25, 2018.

10.2

A 364-day Bridge Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners, dated April 25, 2018.

99.1	US Press Release relating to a cash offer for Sky by Comcast, dated April 25, 2018.

99.2	UK Announcement of a cash offer for Sky by Comcast, dated April 25, 2018.